Exhibit 5-6

M. Courtney McCormick General Corporate Counsel and Secretary	Office of the General Corporate Counsel Public Service Electric and Gas Company 80 Park Plaza, T5B, Newark, NJ 07102-4194 tel: 973.430.8878 fax: 973.642.5033

May 10, 2013

Public Service Electric and Gas Company

80 Park Plaza

P.O. Box 570

Newark, NJ 07101-0570

Re:	Public Service Electric and Gas Company
Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished in connection with the issuance and sale by Public Service Electric and Gas Company, a New Jersey corporation (the “Company”), of $500,000,000 aggregate principal amount of its 2.375% Secured Medium-Term Notes, Series I due 2023 (the “Notes”) pursuant to: the Company’s Registration Statement on Form S-3, Registration No. 333-178133 (the “Registration Statement”), and the Prospectus constituting a part thereof, dated November 23, 2011, relating to the offering from time to time of certain debt securities of the Company pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Act”); the Prospectus Supplement, dated May 7, 2013, to the above-mentioned Prospectus relating to the Company’s Secured Medium-Term Notes, Series I and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424 promulgated under the Act; the Pricing Supplement dated May 7, 2013 relating to the Notes and filed with the Commission pursuant to Rule 424 promulgated under the Act (the Prospectus dated November 23, 2011, the Prospectus Supplement dated May 7, 2013 relating to the Company’s Secured Medium-Term Notes, Series I and the Pricing Supplement dated May 7, 2013 relating to the Notes being hereinafter together referred to as the “Prospectus”); and the Indenture of Trust, dated as of July 1, 1993 (the “Indenture”), between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as trustee (the “Indenture Trustee”). The Notes will be secured as to payment of the principal thereof (exclusive of any premium) and interest thereon by $500,000,000 aggregate principal amount of the Company’s First and Refunding Mortgage Bonds, Medium-Term Notes, Series I (the “Mortgage Bonds”), issued under its Indenture, dated August 1, 1924 (the “Original Mortgage”), between the Company and U.S. Bank National Association (as successor to Fidelity Union Trust Company), as trustee (the “Mortgage Trustee”), as supplemented and amended by prior supplemental indentures, including the Supplemental Indenture dated May 1, 2013 (the “Supplemental Indenture”) (the Original

Mortgage, as so supplemented and amended, is hereinafter referred to collectively as the “Mortgage”). The Notes are to be issued in substantially the form filed as an exhibit to the Registration Statement (with maturities, interest rates and other terms of the Notes appropriately filled in).

I, or others working under my direction, have examined the Registration Statement, the Prospectus, the Indenture, the form of the Notes (with the maturities, interest rates and other terms filled in) and such other instruments, documents, and records which I deemed relevant and necessary for the basis of my opinion hereinafter expressed. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to me as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates I have reviewed.

Based on such examination, I am of the opinion that, when the Notes have been executed and issued by the Company and authenticated by the Trustee pursuant to the Indenture, and delivered against payment as contemplated in the applicable Pricing Supplement, the Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

With respect to enforcement, the above opinion is qualified to the extent that enforcement of the Indenture and the Notes may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors’ rights or by general equity principles. The foregoing opinion is given as of the date hereof and is limited to matters arising under the laws of the State of New Jersey as in effect on the date hereof. I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of my name wherever it appears in the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required by Section 7 of the Act or the related rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ M. Courtney McCormick
General Corporate Counsel

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